Exhibit 10.1

FIFTH AMENDMENT TO THE SECOND AMENDMENT AND
RESTATEMENT OF AGREEMENT OF LIMITED PARTNERSHIP OF
THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP

        THIS FIFTH AMENDMENT (this “Amendment”) TO THE SECOND AMENDMENT AND RESTATEMENT OF AGREEMENT OF LIMITED PARTNERSHIP OF THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP (the “Second Amended and Restated Partnership Agreement”) is entered into effective as of February 1, 2005, and is made by, between, and among TAUBMAN CENTERS, INC., a Michigan corporation (“TCO”), TG PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership (“TG”), and TAUB-CO MANAGEMENT, INC., a Michigan corporation (“Taub-Co”), who, as the Appointing Persons, pursuant to Section 13.11 of the Second Amended and Restated Partnership Agreement, have the full power and authority to amend the Second Amended and Restated Partnership Agreement on behalf of all of the partners of The Taubman Realty Group Limited Partnership, a Delaware limited partnership (the “Partnership”), with respect to the matters herein provided. (Capitalized terms used herein that are not herein defined shall have the meanings ascribed to them in the Second Amended and Restated Partnership Agreement.)

Recitals:

    A.        On September 30, 1998, TCO, TG, and Taub-Co entered into the Second Amended and Restated Partnership Agreement as an amendment and restatement of the then-existing partnership agreement (the “Amended and Restated Partnership Agreement”), as authorized under Section 13.11 of the Amended and Restated Partnership Agreement.

    B.        On March 4, 1999, TCO, TG, and Taub-Co entered into a First Amendment to the Second Amended and Restated Partnership Agreement to facilitate a proposed pledge of Units of Partnership Interest in the Partnership.

    C.        On September 3, 1999, TCO, TG, and Taub-Co entered into a Second Amendment to the Second Amended and Restated Partnership Agreement to provide for the contribution of preferred capital in exchange for a preferred equity interest.

    D.        On May 2, 2003, TCO, TG, and Taub-Co entered into a Third Amendment to the Second Amended and Restated Partnership Agreement to provide for the issuance of Series E Units of Partnership Interest in exchange for a contribution of cash to the Partnership.

    E.        On December 31, 2003, TCO, TG and Taub-Co entered into a Fourth Amendment to the Second Amended and Restated Partnership Agreement (the Second Amended and Restated Partnership Agreement, as amended, is hereinafter referred to as the “Partnership Agreement”), to change the term of the Partnership and to amend Schedule E to the Partnership Agreement.

    F.        On October 14, 2004, G.K. Las Vegas Limited Partnership (“G.K. Las Vegas”) converted sixty-two thousand four hundred ninety-nine (62,499) Series E Units of Partnership Interest to sixty-two thousand four hundred ninety-nine (62,499) Units of Partnership Interest in the Partnership and immediately accepted the Continuing Offer with respect to all such Units of Partnership Interest.

    G.        On January 11, 2005, G.K. Las Vegas Limited Partnership (“G.K. Las Vegas”) converted six hundred ninety-four thousand three hundred seventy-five (694,375) Series E Units of Partnership Interest to six hundred ninety-four thousand three hundred seventy-five (694,375) Units of Partnership Interest in the Partnership and immediately accepted the Continuing Offer with respect to all such Units of Partnership Interest.

    H.        G.K. Las Vegas has requested the right to, and the Partnership has agreed that G.K. Las Vegas may, without any conditions or restrictions, convert all of the remaining Series E Units of Partnership Interest to Units of Partnership Interest in the Partnership.

    I.        On the date of this Amendment, all the remaining Series E Units were converted to Units of Partnership Interest in the Partnership, and as authorized under Section 13.11 of the Partnership Agreement, the parties hereto wish to further amend the Partnership Agreement to evidence the conversion of all of the remaining Series E Units of Partnership Interest to Units of Partnership Interest in the Partnership and for certain other reasons.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Partnership Agreement is amended as follows:

    1.        Article II of the Partnership Agreement is hereby amended to delete the following definitions: “Continuing Offer,” “Conversion Notices,” “NYSE,” “Organic Change,” “Series E Units of Partnership Interest,” “Series E Partnership Interest Certificate” and “Series E Partnership Interest Certificates,” “TCO Common Stock,” “Trading Day,” and “TRG Change of Control.”

    2.        Article II of the Partnership Agreement is hereby further amended by deleting the definitions of “Fractional Unit,” “Limited Partner” and “Limited Partners,” “Partner” and “Partners,” “Partnership Interest Ledger,” “Record Partner,” and “Required Distribution Amount” in their entirety, and by inserting the following new definitions in the place thereof:

“Fractional Unit” means a portion of, or less than the whole of, a Unit of Partnership Interest.

“Limited Partner” and “Limited Partners” are (i) those Persons identified as such on Schedule A hereto, in their capacities as limited partners of the Partnership, (ii) the successors to any portion or all of the Partnership Interest of those Persons identified as Limited Partners on Schedule A hereto who are admitted to the Partnership as limited partners pursuant to Section 8.2 hereof, (iii) any Parity Preferred Partner and any permitted transferee of a Parity Preferred Partner who has been admitted to the Partnership as a limited partner pursuant to Section 8.2 hereof, and (iv) any Person or Persons to whom an Additional Interest as a limited partner is issued pursuant to Section 8.4 hereof and who is admitted to the Partnership as a limited partner pursuant to Section 8.2 hereof.

“Partner” and “Partners” are (i) those Persons named in the Preamble to this Agreement, (ii) the successors to any portion or all of the Partnership Interest of those Persons named in the Preamble to this Agreement who are admitted as a Partner or Partners pursuant to Section 8.2 hereof, (iii) any Parity Preferred Partner and any permitted transferee of a Parity Preferred Partner who has been admitted to the Partnership as a limited partner pursuant to Section 8.2 hereof, and (iv) any Person or Persons to whom a Partnership Interest has been issued pursuant to Section 8.4 hereof and who is admitted to the Partnership pursuant to Section 8.2 hereof.

“Partnership Interest Ledger” means a ledger maintained at the principal office of the Partnership that shall set forth, among other things, the name and address of each Partner and the nature of the Partnership Interest of each Partner, the number of Units of Partnership Interest held by each Partner, if any, and the current Percentage Interest of each Partner, if any.

“Record Partner” means a Person set forth as a Partner on the books and records of the Partnership. No Person other than a Person that was a Partner on the Effective Date shall be a Record Partner until such Person has become a substitute Partner in the Partnership pursuant to Section 8.2 hereof, or has acquired an Additional Interest or an Incentive Interest pursuant to Section 8.4 hereof and, in each such case, has become a Partner in the Partnership pursuant to Section 8.4 hereof. Notwithstanding the foregoing, a Parity Preferred Partner is a Record Partner.”

“Required Distribution Amount” means an amount, as set forth in the Annual Budget, equal to the aggregate cash (or cash per Unit of Partnership Interest) to be distributed to the Partners for such Partnership Fiscal Year, as such amount may be increased or decreased from time to time by the Managing General Partner, in consultation with the Manager, but in no event less than the Estimated Minimum Distribution Amount.”

    3.        The heading to Article IV is hereby amended to delete the reference to “Series E Units of Partnership Interest;"immediately following “Units of Partnership Interest;” and to delete “Series E Partnership Interest Certificates;” immediately following “Partnership Interest Certificates.”

    4.        Section 4.6 of the Partnership Agreement is hereby deleted in its entirety, and the following new Section 4.6 is inserted in the place thereof:

        "Section        4.6 Partnership Interests; Units of Partnership Interest; Percentage Interests.

    (a)        For the purpose of this Agreement, the term “Partnership Interest” means, with respect to a Partner, such Partner’s right to the allocations (and each item thereof) specified in Section 5.1 hereof and distributions from the Partnership, its share of expenditures of the Partnership described in Section 705(a)(2)(B) of the Code (or treated as such under Regulations Section 1.704-1(b)(2)(iv)(i)) and its rights of management, consent, approval, or participation, if any, as provided in this Agreement. Each Partner’s Partnership Interest (other than TCO’s Preferred Equity and other than a Parity Preferred Partner’s Parity Preferred Equity) shall be divided into units (herein referred to collectively as the “Units of Partnership Interest” and individually as a “Unit of Partnership Interest”). Each Partner’s Partnership Interest (other than TCO’s Preferred Equity and other than a Parity Preferred Partner’s Parity Preferred Equity) shall be represented by that number of Units of Partnership Interest set forth opposite such Partner’s name on Schedule A attached hereto, as such Schedule may be amended from time to time pursuant to Section 4.8, Article VIII or Article X hereof. The Partnership may issue additional Units of Partnership Interest in accordance with Section 8.4 hereof. The Partnership and TCO shall conduct their respective operations, to the extent they are able to do so, so that one Unit of Partnership Interest will be equal in value to one (1) share of TCO’s common stock.

    (b)        For the purpose of this Agreement, the term “Percentage Interest” means, with respect to each Partner (other than a Parity Preferred Partner), the percentage set forth opposite such Partner’s name on Schedule A attached hereto, as such Schedule may be amended from time to time pursuant to Section 4.8, Article VIII or Article X hereof, and shall

    at        any time be equal to a fraction, the numerator of which is the aggregate number of Units of Partnership Interest held by such Partner, and the denominator of which is the aggregate number of all Units of Partnership Interest that are issued and outstanding. Solely for purposes of calculating Percentage Interests, no interest in the Partnership that is Preferred Equity or Parity Preferred Equity shall be taken into account.”

    5.        Section 4.7 is hereby amended by deleting “; Series E Partnership Interest Certificates” from the heading thereof and by deleting “(a)” before the first paragraph thereof.

    6.        Section 4.7 is further amended by deleting paragraph (b) at the end thereof.

    7.        Section 4.8 of the Partnership Agreement is hereby deleted in its entirety, and the following is substituted in the place thereof:

        "Section 4.8 Purchase of Fractional Units of Partnership Interest; Adjustment of Units of Partnership Interest.

If as a result of any division or combination of Units of Partnership Interest (as provided below in this Section 4.8) or Transfer or issuance of Units of Partnership Interest, there shall be outstanding any Fractional Unit, the Managing General Partner may, but shall not be obligated to, at any time cause the Partnership to purchase such Fractional Unit, in which event the Partner holding such Fractional Unit shall sell such Fractional Unit to the Partnership for an amount equal to the fair market value of such Fractional Unit as determined in good faith by the Managing General Partner.

The Managing General Partner, in good faith, may, from time to time, divide or combine all Units of Partnership Interest then issued and outstanding; provided, however, that in no event shall the Managing General Partner combine the Units of Partnership Interest unless the fair market value of each resulting Unit of Partnership Interest is One Hundred Thousand Dollars ($100,000) or less. Accordingly, divisions or combinations of Units of Partnership Interest may provide for fractional ratios. In the event of any such action to combine or divide Units of Partnership Interest as provided in this Section 4.8, after such division or combination, all references in this Agreement to a number of Units of Partnership Interest shall be combined or divided by the same divisor or multiplier, as the case may be. Any action to divide or combine Units of Partnership Interest pursuant to this Section 4.8 shall be effective on the date set forth as the effective date for such action, and each Partner or

Person to whom a Unit of Partnership Interest has been pledged shall have the right to request a certification from the Partnership as to the date of the last division or combination of Units of Partnership Interest. Promptly following any such action, Schedule A shall be amended to reflect such action, notice of such action shall be provided to each of the Partners and to any Person to whom a Unit of Partnership Interest has been pledged (provided the Partnership shall have received notice of such Pledge and the identity and address of such pledgee), and appropriate substitute Partnership Interest Certificates shall be issued as of the effective date of such action, in exchange for outstanding Partnership Interest Certificates pursuant to such terms as shall be established by the Managing General Partner. For the purpose of this Section 4.8, fair market values shall be as determined in good faith by the Managing General Partner.”

    8.        Section 5.1 of the Partnership Agreement is hereby amended by deleting paragraph (b) thereof in its entirety, and by inserting the following new paragraph (b) in the place thereof:

    “(b)        Except as otherwise provided in Section 5.1(d) or 5.1(f) hereof, the Profits and Losses of the Partnership (and each item thereof) for each Partnership Fiscal Year shall be allocated among the Partners in accordance with this Section 5.1(b).

(1) Profits shall be allocated:

    (A)        first, to TCO, in an amount equal to the excess, if any, of the cumulative amount of Losses allocated to TCO pursuant to Section 5.1(b)(2)(C) hereof over the cumulative amount of Profits allocated to TCO pursuant to this Section 5.1(b)(1)(A); and then

    (B)        second, to the Parity Preferred Partners, in an amount equal to the Unallocated Parity Preferred Return with respect to each series (proportionate as to such Unallocated Parity Preferred Return among each series); and then

    (C)        third, to the Parity Preferred Partners, in an amount equal to the excess, if any, of the cumulative amount of Losses allocated to the Parity Preferred Partners pursuant to Section 5.1(b)(2)(B) hereof over the cumulative amount of Profits allocated to the Parity Preferred Partners pursuant to this Section

5.1(b)(1)(C) (proportionate as to the amount of such excess among each series); and then

(D) fourth, to the Partners in an amount equal to the excess, if any, of the cumulative amount of Losses allocated to the Partners pursuant to Section 5.1(b)(2)(D) hereof over the cumulative amount of Profits allocated to the Partners pursuant to this Section 5.1(b)(1)(D) (proportionate as to such excess amounts); and then

    (E)        fifth, to the Partners holding Units of Partnership Interest in accordance with their respective Percentage Interests; provided, however, that Profits for any Partnership Fiscal Year allocated to the Parity Preferred Partners may be limited if so provided in the Designation, Distribution, Redemption, Exchange, and Consent Provisions of the applicable series.

(2) Losses shall be allocated:

    (A)        first, to Partners holding Units of Partnership Interest until the Adjusted Capital Account Balances of all such Partners are reduced to zero, excluding, for purposes of calculating TCO’s Adjusted Capital Account Balance, the Preferred Equity (in proportion to such positive Adjusted Capital Account Balances (excluding the Preferred Equity)); and then

    (B)        second, to the Parity Preferred Partners until the Adjusted Capital Account Balances of the Parity Preferred Partners are reduced to zero (in proportion to such positive Adjusted Capital Account Balances); and then

(C) third, to TCO until the Adjusted Capital Account Balance of TCO, including the Preferred Equity, is reduced to zero; and then

(D) fourth, to the General Partners or any Limited Partner which has made an election under Section 11.1(d) hereof, in proportion to their respective Percentage Interests.”

    9.        Section 8.1(b) of the Partnership Agreement is hereby amended by deleting the first paragraph thereof and by inserting the following:

    “(b)        A Partner (other than TCO or a Parity Preferred Partner) may Transfer all or any portion of its Partnership Interest (but not less than one (1) Unit of Partnership Interest) to any other Partner (other than a Parity Preferred Partner), or to one (1) or more members of such Partner’s Immediate Family, or to a Family Trust, or to any Qualified Institutional Transferee (other than a Parity Preferred Partner), or to an entity consisting of or owned entirely by one (1) or more of the foregoing Persons, or to the Partnership, or, in the event that a Partner is a partnership, or other entity (other than TCO and other than a Qualified Institutional Transferee that is not a QIT Entity), to one (1) or more of the constituent partners, or owners of such Partner or other entity, or to one (1) or more members of the respective Immediate Families or Family Trusts of the constituent partners, or owners of such Partner or other entity, or to any Qualified Institutional Transferee (other than a Parity Preferred Partner), or to an entity consisting of or owned entirely by one (1) or more of the foregoing Persons, or to the Partnership, provided that, in each case, the Managing General Partner has determined by written notification (a “Transfer Determination”), to the transferring Partner, which Transfer Determination shall not be unreasonably withheld and shall be deemed given if not refused within seven (7) Business Days of the date of notice thereof to the Partnership, that either (A) such Transfer will not cause (i) any lender of the Partnership or an Owning Entity to hold in excess of ten percent (10%) of the Percentage Interests or any other percentage of the Percentage Interests that would, pursuant to the Regulations under Section 752 of the Code or any successor provision, cause a loan by such lender to constitute Partner Nonrecourse Debt or (ii) a violation of any partnership agreement or other document forming or governing an Owning Entity, or (B) the Managing General Partner has determined to waive such requirement in its reasonable discretion, after having determined that the Transfer will not materially adversely affect the Partnership, its assets or any Partner, or constitute a violation of the Partnership Law, or any other law to which the Partnership or an Owning Entity is subject.”

    10.        Section 8.1 is hereby amended to delete paragraph (e) thereof in its entirety and to redesignate thesucceeding paragraph accordingly.

    11.        Section 8.2 of the Partnership Agreement is hereby amended to delete clause (ii) and to insert the following in the place thereof:

    “(ii)        if the assignee holds Units of Partnership Interest, the assignee delivers to the Partnership a Partnership Interest Certificate evidencing the number of Units of Partnership Interest which are the subject of the Transfer, and in the case of each assigning Partner whether or not it holds Units of Partnership Interest, the assignee delivers to the Partnership a duly executed and acknowledged written instrument of assignment, which instrument of assignment binds the assignee to all of the terms and conditions of this Agreement as if the assignee were a signatory party hereto and does not release the assignor from any liability or obligation (accrued to the date of Transfer) of or in respect of the Partnership Interest which is the subject of the Transfer;"

    12.        Section 8.3(a) of the Partnership Agreement is hereby amended to delete “or Series E Units of Partnership Interest” immediately following “Units of Partnership Interest” in the second parenthetical of the proviso in such section.

    13.        Section 8.3 is hereby further amended by deleting paragraph (b) thereof in its entirety and by inserting the following new paragraph (b) in the place thereof:

    “(b)        An assignee of any portion of or an interest in a Partnership Interest (an “Assigned Interest”) pursuant to a Transfer with respect to which a Transfer Determination has been granted that has not, for any reason, been admitted as, or become, a partner in the Partnership in the place and stead of an assignor Partner (the “Original Assignor”) in respect of the Assigned Interest, may, by prior written notice to the Managing General Partner, assign the Assigned Interest, in accordance with and subject to the provisions of this Article VIII in all respects as if or with the same effect as if such assignee were a Partner, and in the event that any subsequent assignee is admitted as a substitute partner in accordance with and subject to Section 8.2 hereof, the Original Assignor, simultaneously with such subsequent assignment, shall Transfer all of its remaining right, title, and interest in the Partnership Interest relating to the Assigned Interest, to the Partner acquiring the Assigned Interest, which Partner shall act and be the partner in respect of the Assigned Interest in the place and stead of the Original

Assignor. Each assignor Partner, on behalf of itself and its permitted successors and assigns, hereby agrees to enter into an appropriate amendment to this Agreement, the Certificate of Limited Partnership (if required by the Partnership Law), and any other document determined by the Managing General Partner to be necessary to reflect the foregoing.”

    14.       Section 13.18 is hereby deleted in its entirety, and the following Section 13.18 is substituted in the place thereof:

Section 13.18 Lost Partnership Interest Certificates

In the event that any Partnership Interest Certificate shall be lost, stolen, or destroyed, the Managing General Partner may authorize the issuance of a substitute Partnership Interest Certificate in place of the Partnership Interest Certificate so lost, stolen, or destroyed. In each such case, the applicant for a substitute Partnership Interest Certificate shall furnish to the Managing General Partner evidence to its satisfaction of the loss, theft, or destruction of such Partnership Interest Certificate and of the ownership thereof, and also such security or indemnity as the Managing General Partner may reasonably require.”

    15.        Schedule A to the Partnership Agreement is hereby deleted in its entirety, and the Schedule A attached hereto is substituted in the place thereof.

    16.        Exhibit A-1 is deleted in its entirety.

    17.        Section and clause references within the Partnership Agreement are renumbered accordingly.

    18.        Except as expressly set forth herein, the terms and provisions of the Partnership Agreement continue unmodified and are hereby confirmed and ratified.

    19.        This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

    20.        This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

    21.        This Amendment may be executed in two (2) or more counterparts, all of which as so executed shall constitute one (1) Amendment, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart; provided, however, that no provision of this Amendment shall become effective and binding unless and until all parties hereto have duly executed this

Amendment, at which time this Amendment shall then become effective and binding as of the date first-above written.

IN WITNESS WHEREOF, the undersigned Appointing Persons, in accordance with Section 13.11 hereof, on behalf of all of the Partners, have entered into this Amendment as of the date first-above written.

TAUBMAN CENTERS, INC., a Michigan corporation

By: /s/ Lisa A. Payne
      Lisa A. Payne

Its: Executive Vice President and Chief
      Financial and Administrative Officer

TG PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership

By: TG Michigan, Inc., a Michigan corporation, Managing General Partner

      By: /s/ Robert S. Taubman
            Robert S. Taubman

      Its: President and
            Chief Executive Officer

TAUB-CO MANAGEMENT, INC., a Michigan corporation

By: /s/ Robert S. Taubman
      Robert S. Taubman

Its: President and Chief Executive Officer

SCHEDULE A

Units of Partnership Interest and Percentage Interests of the Partners

See attached.

CALCULATION OF TRG GENERAL/LIMITED PARTNERSHIP OWNERSHIP

	No of Units	01/31/05

		TRG
General partners
Taubman Centers, Inc.	49,440,000	60.984248%
TG Partners Limited Partnership	6,327,098	7.804476%
Taub-Co Management, Inc.	1,975	0.002436%

Total General Partnership Interests	55,769,073	68.791160%

Limited partners
Auri Neal Naggar	29,985	0.036986%
Avner Naggar & Gloria Frank Naggar Living Trust	9,875	0.012181%
Burkhardt Family Trust	28,550	0.035216%
Charles Carlise	100,000	0.123350%
Courtney Lord	367,153	0.452883%
Craig Gordon	18,448	0.022756%
David Naggar	29,985	0.036986%
Deborah Lyon Simon Revocable Trust	66,413	0.081920%
Edward F. Meltzer, Jr	3,690	0.004552%
El Camino	0	0.000000%
G.K. Las Vegas Limited Partnership	1,326,459	1.636187%
Gayle T. Kalisman	5,925	0.007308%
Gloria Dobbs	107,877	0.133066%
Grossman/Southwest Associates, L.P.	0	0.000000%
James R. Keegan	3,690	0.004552%
Jay E. Liebig	3,690	0.004552%
Leonard Dobbs	107,877	0.133066%
Margaret Putnam	20,154	0.024860%
Marilyn L. Neustadt	14,759	0.018205%
Marvin G. Leech	139,648	0.172256%
Michaela Naggar Bourne	29,985	0.036986%
Norfolk Place Limited Partnership	190,909	0.235486%
R & W -- TRG LLC	1,338,496	1.651035%
Residuary Trust - Leonard Z. Lyon	7,380	0.009103%
Richard P. Kughn	772,399	0.952754%
Robert S. Taubman	5,925	0.007308%
Ron Naggar, M.D	29,985	0.036986%
R. R. Lyon Living Trust	7,380	0.009103%
Scott Gordon	18,448	0.022756%
Sheldon M. Gordon	132,826	0.163841%
Sidney Unobskey, as Trustee of Unobskey Family Trust	304,538	0.375648%
Southwest Associates Investments, LLC	261,022	0.321971%
Tamara Naggar	29,985	0.036986%
Taubman Realty Ventures	11,011	0.013582%
TG Acquisitions	445,191	0.549143%
The A. Alfred Taubman Restated Revocable Trust	9,875	0.012181%
The Kughn Real Properties Company	60,533	0.074667%
The Max M. Fisher Revocable Trust	393,337	0.485181%
The Robert C. Larson Revocable Trust	1,161,841	1.433131%
TRA Partners	17,699,879	21.832802%
William S. Taubman	5,925	0.007308%

Total Limited Partnership Interests	25,301,048	31.208840%

Total	81,070,121	100.000000%